Exhibit 4.10

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

July 9, 2018

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As Representatives of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o                               J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Reference is hereby made to that registration rights agreement (the “Registration Rights Agreement”), dated May 25, 2018, among Maple Escrow Subsidiary, Inc., a Delaware corporation (the “Company”), and the Representatives relating to the issuance and sale to the Initial Purchasers of $1,750,000,000 principal amount of its 3.551% Senior Notes due 2021 (the “2021 Notes”), $2,000,000,000 principal amount of its 4.057% Senior Notes due 2023 (the “2023 Notes”), $1,000,000,000 principal amount of its 4.417% Senior Notes due 2025 (the “2025 Notes”), $2,000,000,000 principal amount of its 4.597% Senior Notes due 2028 (the “2028 Notes”), $500,000,000 principal amount of its 4.985% Senior Notes due 2038 (the “2038 Notes”) and $750,000,000 principal amount of its 5.085% Senior Notes due 2048 (the “2048 Notes” and together with the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2028 Notes and the 2038 Notes, the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

1.                                      Joinder. Each of the undersigned hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if each was originally named therein and as if each such party executed the Registration Rights Agreement on the date thereof.

2.                                      Representations and Warranties. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

3.                                      Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4.                                      Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5.                                      Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6.                                      APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

KEURIG DR PEPPER INC.

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Chief Financial Officer

184 INNOVATIONS, INC.
234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Executive Vice President and Chief Financial Officer

BAI BRANDS LLC

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Executive Vice President

SPLASH TRANSPORT, INC.

By:	/s/ Fernando Cortes
Name:	Fernando Cortes
Title:	President

[Signature page to Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Accepted:

On behalf of themselves and as Representatives of the several Initial Purchasers

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

[Signature page to Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Accepted:

On behalf of themselves and as Representatives of the several Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Sandeep Chawla
Name:	Sandeep Chawla
Title:	Managing Director

[Signature page to Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Accepted:

On behalf of themselves and as Representatives of the several Initial Purchasers

GOLDMAN SACHS & CO. LLC

By	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

[Signature page to Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Accepted:

On behalf of themselves and as Representatives of the several Initial Purchasers

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

[Signature page to Joinder Agreement]